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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                                                      NEWS
February 15, 2001                                                    NASDAQ-CMED


                    COLORADO MEDTECH, INC. ANNOUNCES CHANGES
                       IN THE COMPANY'S BOARD OF DIRECTORS

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ -- CMED), a Boulder, Colorado-based medical products and services company, today announced that Dean
A. Leffingwell resigned as a director of the company, and Anthony J. Dimun has been appointed to fill the resulting vacancy on the Board.

Mr. Dimun is Executive Vice President and Chief Financial Officer of Vital Signs, Inc. (NASDAQ -- VITL), a leader in the design and manufacture of single-use medical products for anesthesia, respiratory and critical care, as well as products for sleep apnea, a position he has held since 1991. Prior to joining Vital Signs, Mr. Dimun held a senior management position in international merchant banking, and prior to that was in public accounting for twenty years. Mr. Dimun, a certified public accountant, is a member of the board of directors of Vital Signs, EchoCath, Inc., and Bionx Implants, Inc.

Mr. Leffingwell, Senior Vice President of Process and Project Management for Rational Software Corporation, resigned from the company's board to devote time to his family commitments and his responsibilities at Rational. Mr. Leffingwell was a founder of the company and continues to be a substantial stockholder of Colorado MEDtech.

"Tony Dimun's experience and industry knowledge make him a valuable addition to our board of directors. We are excited that he is joining us," said Stephen K. Onody, Chairman, President and CEO. "At the same time we will miss the energy and insight that Dean Leffingwell brought to the company. We heartily thank him for his innumerable contributions over these many years."

Colorado MEDtech, Inc., through its wholly-owned subsidiaries and operating divisions, is a leading full-service provider of advanced medical products, critical components and comprehensive outsourcing services.

FORWARD-LOOKING STATEMENTS

The statements in this news release and in the conference call that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial


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performance, the risk that the management changes will not produce the desired results, the risk of potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, the risk that acquired companies cannot be successfully integrated with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company's documents filed from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

                                    CONTACTS:

Colorado MEDtech, Inc.                            Telephone:        303.530.2660
Stephen K. Onody, Chairman, President and CEO
Gregory A. Gould, CFO                             Fax:              303.581.1010
Website: www.cmed.com                             Email:       cmedinfo@cmed.com